Exhibit 3.2
BY-LAWS
OF
MEDAREX, INC.

ARTICLE I

Meetings of Shareholders; Shareholders’
Consent in Lieu of Meeting

SECTION 1.01.  Annual Meeting.  The annual meeting of the shareholders for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held at such place, date and hour as shall be fixed by the Board of Directors and designated in the notice or waiver of notice thereof.
SECTION 1.02.  Special Meetings.  A special meeting of the shareholders for any purpose or purposes may be called by the Board of Directors, the Chairman of the Board of Directors, the President or the Secretary of the Corporation or a shareholder or shareholders holding of record at least a majority of the shares of common stock, par value $0.01 per share, of the Corporation (“Common Stock”) issued and outstanding, such meeting to be held at such place, date and hour as shall be designated in the notice or waiver of notice thereof.
SECTION 1.03.  Shareholders’ Consent in Lieu of Meeting.  Any action required by the laws of the State of New Jersey to be taken at any annual or special meeting of the shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the shareholders.

SECTION 1.04.  Quorum and Adjournment.  Except as otherwise provided by law, by the Certificate of Incorporation of the Corporation or by these By-laws, the presence, in person or by proxy, of the holders of a majority of the aggregate voting power of the stock issued and outstanding, entitled to vote thereat, shall constitute a quorum for the transaction of business at all meetings of shareholders.  If a quorum shall not be present at any meeting of shareholders, the shareholders present, although less than a quorum, shall have the power to adjourn the meeting.
SECTION 1.05.  Majority Vote Required.  When a quorum is present at any meeting of shareholders, other than the election of directors, actions by the shareholders shall be authorized by the vote of a majority of the votes cast by the holders entitled to vote thereon, unless a different vote is required by the Certificate of Incorporation, these By-laws or the New Jersey Business Corporation Act, in which case such express provision shall govern and control.
SECTION 1.06.  Manner of Voting.  At each meeting of shareholders, each shareholder having the right to vote shall be entitled to vote in person or by proxy.  Proxies need not be filed with the Secretary of the Corporation until the meeting is called to order, but shall be filed before being voted.  Each shareholder shall be entitled to vote each share of stock having voting power registered in his or her name on the books of the Corporation on the record date fixed, as provided in Section 6.07 of these By-laws, for the determination of shareholders entitled to vote at such meeting.  No election of directors need be by written ballot.

ARTICLE II

Board of Directors

SECTION 2.01.  General Powers.  The management of the affairs of the Corporation shall be vested in the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the shareholders.
SECTION 2.02.  Number and Term of Office.  The number of directors which shall constitute the whole Board of Directors shall be such number, not less than one nor more than twenty-five, as may be fixed from time to time by a vote of a majority of the whole Board of Directors.  The term “whole Board of Directors” is used herein to refer to the total number of directors which the Corporation would have if there were no vacancies.  Directors need not be shareholders.  Each director shall hold office until his successor is elected and qualified, or until his earlier death or resignation or removal in the manner hereinafter provided.
SECTION 2.03.  Resignation, Removal and Vacancies.  Any director may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board of Directors, the President or the Secretary of the Corporation.  Such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Any director or the entire Board of Directors may be removed, with or without cause, at any time by the holders of a majority of the shares then entitled to vote at an election of directors or by written consent of the shareholders pursuant to Section 1.03 of Article I hereof.
Vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.
SECTION 2.04.  Meetings.  (a)  Annual Meeting.  As soon as practicable after each annual election of directors, the Board of Directors shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 2.05 of this Article.
(b)  Other Meetings.  Other meetings of the Board of Directors shall be held at such times and places as the Board of Directors, the Chairman of the Board of Directors or the President shall from time to time determine.
(c)  Notice of Meetings.  The Secretary of the Corporation shall give notice to each director of each meeting, including the time, place and purpose of such meeting.  Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two days before the day on which such meeting is to be held, or shall be sent to him at such place by telegraph, cable, wireless or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held, but notice need not be given to any director who shall attend such meeting.  A written waiver of notice, signed by the person entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice.

(d)  Place of Meetings.  The Board of Directors may hold its meetings at such place or places within or without the State of New Jersey as the Board of Directors may from time to time determine, or as shall be designated in the respective notices or waivers of notice thereof.
(e)  Quorum and Manner of Acting.  One third of the total number of directors then in office (but not less than two) shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board of Directors, except as otherwise expressly required by law or these By-laws.  In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present.
(f)  Organization.  At each meeting of the Board of Directors, one of the following shall act as chairman of the meeting and preside, in the following order of precedence:

(i)	the Chairman of the Board of Directors;

(ii)	the President (if the President shall be a member of the Board of

Directors at such time); and

(iii)	any director chosen by a majority of the directors present.

The Secretary of the Corporation or, in the case of his absence, any person (who shall be an Assistant Secretary of the Corporation, if an Assistant Secretary of the Corporation is present) whom the Chairman of the Board of Directors shall appoint shall act as secretary of such meeting and keep the minutes thereof.
SECTION 2.05.  Directors’ Consent in Lieu of Meeting.  Action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes or the proceedings of the Board of Directors or committee.
SECTION 2.06.  Action by Means of Conference Telephone or Similar Communications Equipment.  Any one or more members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

ARTICLE III

Committees of the Board

SECTION 3.01.  Appointment of Executive Committee.  The Board of Directors may from time to time by resolution passed by a majority of the whole Board of Directors designate from its members an Executive Committee to serve at the pleasure of the Board of Directors.  The Chairman of the Executive Committee shall be designated by the Board of Directors.  The Board of Directors may designate one or more directors as alternate members of the Executive Committee, who may replace any absent or disqualified member or members at any meeting of the Executive Committee.  The Board of Directors shall have power at any time to change the membership of the Executive Committee, to fill all vacancies in it and to discharge it, either with or without cause.
SECTION 3.02.  Procedures of Executive Committee.  The Executive Committee, by a vote of a majority of its members, shall fix by whom its meetings may be called and the manner of calling and holding its meetings, shall determine the number of its members requisite to constitute a quorum for the transaction of business and shall prescribe its own rules of procedure, no change in which shall be made except by a majority vote of its members or by the Board of Directors.
SECTION 3.03.  Powers of Executive Committee.  During the intervals between the meetings of the Board of Directors, unless otherwise determined from time to time by resolution passed by the whole Board of Directors, the Executive Committee shall possess and may exercise all the powers and authority of the Board of Directors in the management and direction of the business and affairs of the Corporation to the extent permitted by the New Jersey Business Corporation Act, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except that the Executive Committee shall not have power or authority in reference to:

(a) amending the Certificate of Incorporation;

(b) adopting an agreement of merger or consolidation;

(c) recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets;

(d) recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution;

(e) submitting to shareholders of the Corporation any action which pursuant to the New Jersey Business Corporation Act requires shareholders approval;

(f) filling vacancies in the Board of Directors or in any committee or fixing compensation of members of the Board of Directors for serving on the Board of Directors or on any committee;

(g) amending or repealing these By-laws;

(h) declaring a dividend or authorizing the issuance of stock; or

(i) amending or repealing any resolution of the Board of Directors which by its terms is not so amendable or repealable.

SECTION 3.04.  Reports of Executive Committee.  The Executive Committee shall keep regular minutes of its proceedings, and all action by the Executive Committee shall be reported promptly to the Board of Directors.  Such action shall be subject to review by the Board of Directors, provided that no rights of third parties shall be affected by such review.

SECTION 3.05.  Other Committees.  The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate from among its members one or more other committees, each of which shall have such authority of the Board of Directors as may be specified in the resolution of the Board of Directors designating such committee; provided, however, that any such committee so designated shall not have any powers not allowed to the Executive Committee under Section 3.03 of this Article III.  The Board of Directors shall have power at any time to change the members of any such committee, designate alternate members of any such committee and fill vacancies therein; and any such committee shall serve at the pleasure of the Board of Directors.
ARTICLE IV

Officers

SECTION 4.01. Officers.  The officers of the Corporation shall be a President, a Secretary and a Treasurer and may include a Chairman of the Board of Directors, one or more Vice Presidents and one or more Assistant Secretaries or Assistant Treasurers.  Any two or more offices may be held by the same person.
SECTION 4.02.  Authority and Duties.  All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-laws or, to the extent not so provided, by the Board of Directors.

SECTION 4.03.  Term of Office, Resignation and Removal.  All officers shall be elected or appointed by the Board of Directors and shall hold office for such term as may be prescribed by the Board of Directors.  The Chairman of the Board of Directors, if any, shall be elected or appointed from among the members of the Board of Directors.  Each officer shall hold office until his successor has been elected or appointed and qualified or his earlier death or resignation or removal in the manner hereinafter provided.  The Board of Directors may require any officer to give security for the faithful performance of his duties.
Any officer may resign at any time by giving written notice to the President or the Secretary of the Corporation, and such resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, at the time it is accepted by action of the Board of Directors.  Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.
All officers and agents elected or appointed by the Board of Directors shall be subject to removal at any time by the Board of Directors with or without cause.
SECTION 4.04.  Vacancies.  If an office becomes vacant for any reason, the Board of Directors shall fill such vacancy.  Any officer so appointed or elected by the Board of Directors shall serve only until such time as the unexpired term of his predecessor shall have expired unless reelected or reappointed by the Board of Directors.

SECTION 4.05.  Chairman of the Board of Directors.  If there shall be a Chairman of the Board of Directors, he shall preside at meetings of the Board of Directors and of the shareholders at which he is present, and shall give counsel and advice to the Board of Directors and the officers of the Corporation on all subjects touching the welfare of the Corporation and the conduct of its business.  He shall perform such other duties as the Board of Directors may from time to time determine.  Except as otherwise provided by resolution of the Board of Directors he shall be ex officio a member of all committees of the Board of Directors.
SECTION 4.06.  The President.  The President shall be the Chief Executive Officer of the Corporation and, unless the Chairman of the Board of Directors be present or the Board of Directors has provided otherwise by resolution, he shall preside at all meetings of the Board of Directors and the shareholders at which he is present except, in the case of a meeting of the Board of Directors, if the President is not a member of the Board of Directors at such time.  He shall have general and active management and control of the business and affairs of the Corporation subject to the control of the Board of Directors and the Executive Committee, if any, and shall see that all orders and resolutions of the Board of Directors and the Executive Committee, if any, are carried into effect.
SECTION 4.07.  Vice Presidents.  The Vice President of the Corporation, if any, or if there be more than one, the Vice Presidents in the order of their seniority or in any other order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall generally assist the President and perform such other duties as the Board of Directors or the President shall prescribe.

SECTION 4.08.  The Secretary.  The Secretary of the Corporation shall, to the extent practicable, attend all meetings of the Board of Directors and all meetings of the shareholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required.  He shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall perform such duties.  He shall keep in safe custody the seal of the Corporation and affix the same to any duly authorized instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary or Assistant Treasurer.  He shall keep in safe custody the certificate books and shareholder records and such other books and records as the Board of Directors may direct and shall perform all other duties as from time to time may be assigned to him by the Chairman of the Board of Directors, the President or the Board of Directors.
SECTION 4.09.  Assistant Secretaries.  The Assistant Secretary of the Corporation, if any, or if there be more than one, the Assistant Secretaries in order of their seniority or in any other order determined by the Board of Directors shall, in the absence or disability of the Secretary of the Corporation, perform the duties and exercise the powers of the Secretary of the Corporation and shall perform such other duties as the Board of Directors or the Secretary of the Corporation shall prescribe.

SECTION 4.10.  The Treasurer.  The Treasurer shall have the care and custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects to the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation; and, in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or the Board of Directors.
SECTION 4.11.  Assistant Treasurers.  The Assistant Treasurer of the Corporation, if any, or if there be more than one, the Assistant Treasurers in the order of their seniority or in any other order determined by the Board of Directors, shall in the absence or disability of the Treasurer perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors or the Treasurer shall prescribe.

ARTICLE V

Contracts, Checks, Drafts, Bank Accounts, etc.

SECTION 5.01.  Execution of Documents.  The Board of Directors shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation; and, unless so designated or expressly authorized by these By-laws, no officer or agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.
SECTION 5.02.  Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors or Treasurer or any other officer of the Corporation to whom power in this respect shall have been given by the Board of Directors shall select.
SECTION 5.03.  Proxies in Respect of Stock or Other Securities of Other Corporations.  The Board of Directors shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other Corporation, and to vote or consent in respect of such stock or securities; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.

ARTICLE VI

Shares and Their Transfer; Fixing Record Date

SECTION 6.01.  Certificates for Shares.  Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number and class of shares owned by him in the Corporation, which shall otherwise be in such form as shall be prescribed by the Board of Directors.  Certificates of each class shall be issued in consecutive order and shall be numbered in the order of their issue, and shall be signed by, or in the name of the Corporation by the Chairman of the Board of Directors, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation.
SECTION 6.02.  Record.  A record (herein called the “stock record”) in one or more counterparts shall be kept of the name of the person, firm or Corporation owning the shares represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation.  Except as otherwise expressly required by law, the person in whose name shares of stock stand on the stock record of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

SECTION 6.03.  Registration of Stock.  Registration of transfers of shares of the Corporation shall be made only on the books of the Corporation upon request of the registered holder thereof, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and upon the surrender of the certificate or certificates for such shares properly endorsed or accompanied by a stock power duly executed.
SECTION 6.04.  Addresses of Shareholders.  Each shareholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to him, and, if any shareholder shall fail to designate such address, corporate notices may be served upon him by mail directed to him at his post office address, if any, as the same appears on the share record books of the Corporation or at his last known post office address.
SECTION 6.05.  Lost, Destroyed and Mutilated Certificates.  The Board of Directors or a committee designated thereby with power so to act may, in its discretion, cause to be issued a new certificate or certificates for stock of the Corporation in place of any certificate issued by it and reported to have been lost, destroyed or mutilated, upon the surrender of the mutilated certificates or, in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and the Board of Directors or such committee may, in its discretion, require the owner of the lost or destroyed certificate or his legal representative to give the Corporation a bond in such sum and with such surety or sureties as it may direct to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

SECTION 6.06.  Regulations.  The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates for stock of the Corporation.
SECTION 6.07.  Fixing Date for Determination of Shareholders of Record.  In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.  A determination of shareholders entitled to notice of or to vote at a meeting of the shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VII

Fiscal Year

The fiscal year of the Corporation shall end on the 31st day of December in each year unless changed by resolution of the Board of Directors.

ARTICLE VIII

Indemnification and Insurance

SECTION 8.01.  Indemnification.  (a) (i) Any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation or any Corporation which consolidates or merges with or into the Corporation and which if its separate existence had continued would have had power and authority to indemnify such person (a “Predecessor”), shall be indemnified by the Corporation and (ii) any person made, or threatened to be made, a party to such an action, suit or proceeding, by reason of the fact that he is or was serving as a director, officer, employee or agent at the request of the Corporation, of any other Corporation or any partnership, joint venture, trust or other enterprise (an “Affiliate”), may, at the discretion of the Board of Directors, be indemnified by the Corporation, in each case, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, or in connection with any appeal therein; provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, Predecessor or Affiliate, as the case may be, or with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct unlawful; except, in the case of an action, suit or proceeding by or in the right of the Corporation in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director, officer, employee or agent is liable for negligence or misconduct in the performance of his duties, unless a court of competent jurisdiction shall determine that, despite such adjudication, such person is fairly and reasonably entitled to indemnification.

(b)  Without limitation of any right conferred by paragraph (a) of this Section 8.01, (i) any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or a Predecessor and is or was serving as a fiduciary of, or otherwise rendering services to, any employee benefit plan of, or relating to the Corporation or a Predecessor, shall be indemnified by the Corporation, and (ii) any person made, or threatened to be made, a party to such an action, suit or proceeding, by reason of the fact that he, his testator or intestate is or was serving as a director, officer, employee or agent at the request of the Corporation or an Affiliate, and is or was serving as a fiduciary of, or otherwise rendering services to, any employee benefit plan of, or relating to such Affiliate, may, at the discretion of the Board of Directors, be indemnified by the Corporation, in each case, against expenses (including attorneys’ fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, or in connection with any appeal therein; provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, Predecessor or Affiliate, as the case may be, or with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except in the case of an action, suit or proceeding by or in the right of the Corporation in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director, officer, employee or agent is liable for negligence or misconduct in the performance of his duties, unless a court of competent jurisdiction shall determine that, despite such adjudication, such person is fairly and reasonably entitled to indemnification.

(c)  The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any director, officer, employee or agent may be entitled or of any power of the Corporation apart from the provisions of this Section 8.01.
SECTION 8.02.  Insurance for Indemnification.  The Corporation may purchase and maintain insurance for the indemnification of the Corporation and the directors, officers, employees and agents of the Corporation to the full extent and in the manner permitted by the applicable laws of the United States and the State of New Jersey from time to time in effect.

ARTICLE IX

Waiver of Notice

Whenever any notice whatever is required to be given by these By-laws or the Certificate of Incorporation of the Corporation or the laws of the State of New Jersey, the person entitled thereto may, in person or by attorney thereunto authorized, in writing or by telegraph, cable or other form of recorded communication, waive such notice, whether before or after the meeting or other matter in respect of which such notice is given, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.
ARTICLE X

Amendments

The  Board of Directors and the shareholders shall have the power to adopt, amend and repeal any By-law.  Any By-law (including these By-laws) adopted by the shareholders may be amended or repealed by the Board of Directors, unless the resolution adopting the By-law by the shareholders expressly reserved to the shareholders the right to amend or repeal it.